EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual
Report on Form 10-K of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 27, 1995, included in the 1994 Annual Report of Chiquita Brands
International, Inc. and subsidiary companies.

     Our audits also included the financial statement schedule of Chiquita Brands International, Inc. and subsidiary companies listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. and subsidiary companies of our report dated February 27, 1995, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. and subsidiary companies incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994.
               Registration
   Form        No.            Description
   S-3         33-43333       Dividend Reinvestment Plan
               33-58424
   S-3         33-41057       Common Stock issuable upon
conversion
                              of Convertible Subordinated
Debentures
   S-3         33-51995       Debt Securities, Preferred Stock
and Common Stock
   S-8         33-2241        Chiquita Savings and Investment
Plan
               33-16801
               33-42733
               33-56572
   S-8         33-14254       1986 Stock Option and Incentive
Plan
               33-38284
               33-41069
               33-53993
   S-8         33-25950       Individual Stock Option Plan
   S-8         33-29147       John Morrell & Co. Salaried
               33-56570           Employees Incentive Savings
Plan
   S-8         33-38147       Associate Stock Purchase Plan

Cincinnati, Ohio              /s/ERNST & YOUNG LLP
March 30, 1995

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